                           Sun Capital Advisers Trust
                           --------------------------

                                 Code of Ethics
                                 --------------

I.       INTRODUCTION

         This Code of Ethics is divided into four parts. The first part contains the Statement of General Principles and Legal Requirements for Sun Capital Trust and definitions not otherwise set forth herein. The second part contains provisions applicable to access persons of Sun Capital Trust who are also access persons of Sun Capital Advisers, Inc. ("Sun Capital"). The third part of this Code of Ethics contains provisions relating exclusively to the disinterested Trustees of Sun Capital Trust. The fourth part contains record keeping and other miscellaneous provisions.

         The Board of Trustees of Sun Capital Trust has determined that the high standards established by Sun Capital may without change, be appropriately applied by Sun Capital Trust to those access persons of Sun Capital Trust who are also access persons of Sun Capital and, accordingly, may have opportunities for knowledge of and, in some cases, influence over, Sun Capital Trust portfolio transactions. Trustees who are unaffiliated with Sun Capital (i.e., disinterested Trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by Sun Capital Trust. Therefore, this Code of Ethics contains separate provisions exclusively applicable to such disinterested Trustees.

         A.       Statement of General Principles
                  -------------------------------

                  It is the policy of Sun Capital Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Sun Capital Trust is, and has been, that each access person shall place at all times the interests of Sun Capital Trust and its shareholders first. Accordingly, private financial transactions by access persons of Sun Capital Trust must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of Sun Capital Trust.

                  Without limiting in any manner the fiduciary duty owed by access persons to Sun Capital Trust or the provisions of this Code of Ethics, it should be noted that Sun Capital Trust considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by Sun Capital Trust; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved, and with an investment, rather than a trading, outlook. In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated.

                  It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to Sun Capital Trust.

         B.       Legal Requirements
                  ------------------

                  Section 17(j) of the 1940 Act provides, among other things, that it is unlawful for any affiliated person of Sun Capital Trust to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by Sun Capital Trust in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of Sun Capital Trust in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by Sun Capital Trust:

                  1. To employ any device, scheme or artifice to defraud Sun Capital Trust;

                  2. To make to Sun Capital Trust any untrue statements or a material fact or omit to state to Sun Capital Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Sun Capital Trust; or

                  4. To engage in any manipulative practice with respect to Sun Capital Trust.

         C.       Definitions
                  -----------

                  For purposes of this Code of Ethics, the following definitions shall apply:

                  1. The term "access person" with respect to Sun Capital Trust shall mean any trustee, officer or advisory person (as defined below) of Sun Capital Trust. The term "access person" with respect to Sun Capital shall mean any director, officer or advisory person (as defined below) of Sun Capital.

                  2. The term "advisory person" shall mean: (i) every employee of Sun Capital Trust and Sun Capital (or of any company in a control relationship to Sun Capital Trust or Sun Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by Sun Capital Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a control relationship to Sun Capital Trust and Sun Capital who obtains information concerning recommendations made to Sun Capital Trust with regard to the purchase or sale of a security. The term "advisory person" shall not mean for purposes of this Code of Ethics, any employee of any subadviser to Sun Capital Trust that is not otherwise affiliated with Sun Capital.

                  3. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. The term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law) but the presumption of such beneficial ownership may be rebutted; (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership;
                           (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a privilege at a price that is not fixed, and (b) a security giving rise to the right to receive such other security only pro rata by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

                  4. The term "Compliance Review Officer" shall mean the officer of Sun Capital Trust designated from time to time by the Board of Trustees of Sun Capital Trust to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of Sun Capital Trust designated from time to time by the Board of Trustees of Sun Capital Trust to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

                  5. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Sun Capital Trust or Sun Capital, unless such power is solely the result of an official position with Sun Capital Trust or Sun Capital.

                  6. The term "disinterested Trustee" shall mean a trustee of Sun Capital Trust who is not an "interested person" of Sun Capital Trust within the meaning of
                           Section 2(a)(19) of the 1940 Act.

                  7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

                  8. The term "purchase" shall include the writing of an option to purchase.

                  9. The term "sale" shall include the writing of an option to sell.

                  10. The term "security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government, short-term securities which are

                           "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Board of Trustees.

                  11. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                  12. The term "significant remedial action" shall mean any action that has a material financial effect upon the access person, such as terminating, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

                  13. The term "Sun Capital Trust" shall mean Sun Capital Trust, the Delaware business trust, and any series of Sun Capital Trust.

II. Rules Applicable to Access Persons of Sun Capital Trust Who Are Also Access Persons of Sun Capital

        A.        Incorporation of Sun Capital Code of Ethics
                  -------------------------------------------

                  1. The provisions of the Code of Ethics of Sun Capital, which is attached as Appendix A hereto, are incorporated herein by reference as Sun Capital Trust's Code of Ethics applicable to access persons (other than the Disinterested Trustees) of Sun Capital Trust who are also access persons of Sun Capital.

                  2. A violation of Sun Capital's Code of Ethics shall constitute a violation of this Code of Ethics.

         B.       Reports
                  -------

                  Access persons of Sun Capital Trust who are access persons of Sun Capital shall file the reports required under Sun Capital's Code of Ethics with the Compliance Review Officer and, if the Compliance Review Officer is an access person of Sun Capital Trust, he or she shall submit his or her reports to the Alternate Compliance Review Officer.

III.     Rules Applicable to Disinterested Trustees

         A.       Prohibited Activities
                  ---------------------

                  While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

                  1. No disinterested Trustee shall, directly or indirectly, purchase or sell securities in such a way that the disinterested Trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for Sun Capital Trust, or otherwise personally act to injure Sun Capital Trust's securities transactions.

                  2. No disinterested Trustee shall use the knowledge of securities purchased or sold by Sun Capital Trust or securities being considered for purchase or sale by Sun Capital Trust to profit personally, directly or indirectly, by the market effect of such transactions.

                  3. No disinterested Trustee shall, directly or indirectly, communicate to any person who is not an access person of Sun Capital Trust any material non-public information relating to Sun Capital Trust or any issuer of any security owned by Sun Capital Trust, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of Sun Capital Trust.

         B.       Exempt Transactions and Conduct
                  -------------------------------

                  The Statement of General Principles and the Prohibited Activities set forth in the above Sections I.B and III.A, respectively, shall not be deemed to be violated by any of the following transactions:

                  1. Purchase or sales for an account over which the disinterested Trustee has no direct or indirect influence or control;

                  2. Purchases or sales which are non-volitional on the part of the disinterested Trustee;

                  3. Purchases which are part of an automatic dividend reinvestment plan;

                  4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the disinterested Trustee from the issuer, and sales of such rights so acquired;

                  5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class; and

                  6. Purchases or sales for which the disinterested Trustee has received prior written approval from Sun Capital Trust. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics, Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

         C.       Personal Reporting Requirements
                  -------------------------------

                  No disinterested Trustee shall be required to submit to Sun Capital Trust a report of any securities transactions during each quarterly period in which such Trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security (whether or not one of the exemptions listed in Section B applies) unless such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of Sun Capital Trust, should have known that, during the fifteen (15) day period immediately preceding the date of the transaction by the Trustee such security was purchased or sold by Sun Capital Trust or such security was being considered by Sun Capital Trust or Sun Capital for purchase or sale by Sun Capital Trust. Any required report shall be in the form annexed hereto as Form I, or in similar form (such as a computer printout) and shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected.

         D.       Annual Certification of Compliance
                  ----------------------------------

                  All disinterested Trustees shall certify annually on the form annexed hereto as Form II that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         E.       Joint Participation
                  -------------------

                  Disinterested Trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which Sun Capital Trust is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

IV.      MISCELLANEOUS

         A.       Recordkeeping Requirements
                  --------------------------

                  Sun Capital Trust shall maintain and preserve in an easily accessible place:

                  1. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

                  2. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

                  3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

                  4. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

         B.       Confidentiality
                  ---------------

                  All information obtained from any access person hereunder shall be kept in strict confidence by Sun Capital Trust, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


         C.       Annual Review by the Board of Trustees
                  --------------------------------------

                  Sun Capital Trust's President must prepare an annual report to the Sun Capital Trust's Board of Trustees setting forth the following information relating to compliance with this Code of Ethics during the previous year:

                  1. A summary of existing procedures concerning personal investing and, for the Board's approval, any changes in the procedures made during the past year;

                  2. A report of any violations requiring significant remedial action during the past year; and

                  3. A summary of any recommended changes, for the Board's approval, in existing restrictions or procedures based upon Sun Capital Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

         D.       Disclosure of Personal Securities Transactions
                  ----------------------------------------------

                  Sun Capital Trust undertakes to include in its Registration Statement disclosure relating to whether access persons are permitted to engage in personal securities transactions and the general restrictions and procedures by which access persons are governed in those transactions.

         E.       The Subadvisers to Sun Capital Trust
                  ------------------------------------

                  The Board of Trustees recognizes that the portfolio of one or more series of Sun Capital Trust may be managed by a Subadviser that is not otherwise affiliated with Sun Capital Adviser. Any such Subadviser will be subject to its own code of ethics.

                  Any Subadviser is required to submit quarterly to the Compliance Review Officer a report on FORM III that there have been no violations of the Subadviser's code of ethics during the most recent calendar quarter. If there have been any violations of the Subadviser's code of ethics, the Subadviser must submit a detailed report of such violations and what remedial action, if any, was taken.

                  A copy of Sun Capital Trust's Code of Ethics must be supplied to each Subadviser at the time that the Subadviser's services are engaged on behalf of a series of Sun Capital Trust. A copy of the Subadviser's code of ethics must be submitted to Sun Capital Trust at that same time.

         F.       Amendment to Sun Capital's Code of Ethics
                  -----------------------------------------

                  Any amendments to Sun Capital's Code of Ethics shall be deemed an amendment to this Code of Ethics effective thirty (30) days after written notice of each amendment shall have been received by the Assistant Secretary of Sun Capital Trust, unless Sun Capital Trust's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.

         G.       Interpretation
                  --------------

                  Sun Capital Trust's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.

                           SUN CAPITAL ADVISERS TRUST
                           SUN CAPITAL ADVISERS, INC.

                                     FORM I

                          Quarterly Transactions Report

         Every report on Form I shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which Form I relates was effected and shall contain the following information:

1. The date of each transaction, the title, class and number of shares, interest rate and maturity date (if applicable) and the principal amount of each security involved.

2. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition).

3.       The price at which each transaction was effected.

4. The name of the broker, dealer or bank with or though whom each transaction was effected.

5. If you have opened a brokerage account in the previous quarter that held securities (not just covered securities) in which you have a beneficial interest, please provide the following information for each account opened (attach additional sheets as necessary):

         1.      Name of Access Person
                                                --------------------------------
         2.      If different than #1, name of
                 the person in whose name the
                 account is held
                                                --------------------------------
         3.      Relationship of #2 to #1
                                                --------------------------------
         4.      Broker, dealer or bank at
                 which account is maintained
                                                --------------------------------
         5.      Account number(s)
                                                --------------------------------
         6.      Phone number(s) of broker
                                                --------------------------------
         7.      Date on which account was
                 opened
                                                --------------------------------

6. If no transactions in any securities required to be reported on this FORM I during the most recent calendar quarter occurred and you have not opened any brokerage account in which you have a beneficial interest during the most recent calendar quarter occurred, check this block and sign below: /__/

         I certify that this FORM I contains a true statement of my personal securities transactions during the most recent calendar quarter.

                                     -----------------------------------
                                     Name and title
Date:

                           SUN CAPITAL ADVISERS TRUST


                                     FORM II

                         Annual Certification of Trustee


         I certify that I have received a copy of Sun Capital Advisers Trust's Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




Date:_______________________                     Name:_______________________

                                                 Title:______________________

                           SUN CAPITAL ADVISERS TRUST

                                    FORM III

         Certificate of Subadviser


         XYZ Subadviser, Inc., which serves as subadviser to Sun Capital _______ Fund, has adopted and currently maintains a written Code of Ethics as is required by Rule 17j-1 under the Investment Company Act of 1940.

         Every access person, as defined by Rule 17j-1, of XYZ Subadviser, Inc. currently reports their securities transactions at least quarterly, as is required by this rule.

         I have examined these reports and hereby certify that based upon my examination, I have concluded no violations of the Code by any "access person" occurred for the quarter ended _________________.


Dated: _____________________                By:  _______________________________

                                            Name:  _____________________________

                                            Title: _____________________________

                           SUN CAPITAL ADVISERS, INC.


                                     FORM IV

                      Annual Certification of Access Person


         I certify that I have received a copy of Sun Capital Advisers, Inc.'s Code of Ethics, (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




Date:_______________________                         Name:______________________

                                                     Title:_____________________